Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated November 1, 1996, except for Notes 13 and 15 as to which the date is December 6, 1996, and Note 16 as to which the date is February 3, 1997, on our audits of the financial statements and financial statement schedule of EMCORE Corporation.






Parsippany, New Jersey

September 24, 1997